Exhibit 4.1

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of October 1, 2012 by and among Dynegy Inc., a Delaware corporation (as reorganized following the Merger, the “Company”), and the parties identified as the “Investors” on the signature page hereto if such party, together with its Affiliates, Beneficially Owns as of the Effective Date Registrable Securities representing at least 10% of the then issued and outstanding New Common Stock and any parties identified on the signature pages of any joinder agreements executed and delivered pursuant to Section 10 and Section 11 hereof (each, including the Investor, a “Holder” and, collectively, the “Holders”).  Capitalized terms used but not otherwise defined herein are defined in Section 13 hereof.

R E C I T A L S:

WHEREAS the Company proposes to issue the New Common Stock pursuant to, and upon the terms set forth in, the Joint Chapter 11 Plan of Reorganization of Dynegy Holdings, LLC (“DH”) and the Company under chapter 11, title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Plan”);

WHEREAS pursuant to the Plan, on or prior to the date on which the Plan becomes effective (such date, the “Effective Date”), the pre-Merger Dynegy Inc. and DH shall be merged (the “Merger”), the Company shall be the surviving entity of the Merger and, by virtue of the Merger, all DH equity interests issued and outstanding immediately prior to the effective time of the Merger will be cancelled;

NOW, THEREFORE, in accordance with the Plan, and in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Holders hereby agree as follows:

Section 1.  Shelf Registrations.

(a)                                  Filing.  The Company shall, as soon as commercially reasonable, but in any event not later than 90 days after the Effective Date, file a registration statement on any permitted form that qualifies, and is available for, the resale of Registrable Securities, with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect) (the “Shelf”).  The Company shall use its commercially reasonable efforts to cause the Shelf to become effective as promptly thereafter as practicable.  The Company shall give written notice of the expected filing of the Shelf (the “Registration Notice”) at least 20 Business Days prior to the filing thereof to all parties identified on the signature pages hereto or any signature pages of any joinder agreements delivered pursuant to Sections 10 and 11 hereof and the Company shall include in the Shelf all Registrable Securities with respect to which the Company has received written requests for inclusion therein at least 5 Business Days prior to the date of filing indicated in the Registration Notice; provided, however, that, in order to be named as a selling securityholder, each Holder must furnish to the Company in writing such information as may be reasonably requested by the Company for the purpose of including such Holder’s Registrable Securities in the Shelf (the “Selling Holder Information”)

within the time period set forth above. The Company shall include, in the Shelf, Selling Holder Information received to the extent necessary and in a manner so that, upon effectiveness of the Shelf, any such Holder shall be named, to the extent required by the rules promulgated under the Securities Act by the Commission, as a selling securityholder and be permitted to deliver (or be deemed to deliver) a Prospectus relating to the Shelf to purchasers of the Registrable Securities in accordance with applicable law, and shall, if requested, within two Business Days of any request, amend or supplement the Shelf such that the plan of distribution or other related information reflects transactions proposed to be conducted by any Holder.  If the Company files an amended version of the Shelf, the Company shall include in such Shelf the Selling Holder Information that was not included in any previous filed version of the Shelf.  The Company shall use its commercially reasonable efforts to convert any Shelf that is on a Form S-1 (including any Follow-On Shelf) to a Registration Statement on Form S-3 (the “Form S-3 Shelf”) as soon as practicable after the Company is eligible to use Form S-3.  If any Registrable Securities remain issued and outstanding after three years following the initial effective date of such Shelf (the “Initial Shelf Effective Date”), the Company shall either (x) in the case of a Form S-3 Shelf, file prior to the expiration of such Shelf, or (y) otherwise, no less than 90 days prior to the expiration of such Shelf, file a new Shelf covering such Registrable Securities and shall thereafter use its commercially reasonable efforts to cause to be declared effective as promptly as practical, such new Shelf.  The Company shall maintain the effectiveness of the Shelf in accordance with the terms hereof for a period ending on the date on which all Registrable Securities covered by such Shelf have been sold pursuant to such Shelf or have otherwise ceased to be Registrable Securities; provided that if no Holder (taken together with its Affiliates) Beneficially Owns more than 10% of the then outstanding New Common Stock, the Company shall only be obligated to maintain the effectiveness of the Shelf until the five-year anniversary of the effective date of the Shelf.

(b)                                 Requests for Underwritten Shelf Takedowns.  At any time prior to five years after the Effective Date and from time to time after the later of (i) when the Shelf has been declared effective by the Commission and (ii) 210 days after the Effective Date, any one or more Holders of Registrable Securities may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that in the case of each such Underwritten Shelf Takedown such Holder or Holders will be entitled to make such demand only if (x) the total amount of Registrable Securities requested to be sold by such Holder or Holders in such offering is reasonably expected to exceed 5% of the then issued and outstanding New Common Stock of the Company or (y) the total offering price of such request is reasonably expected to exceed $250 million; in each case, including piggyback shares and before the deduction of underwriting discounts.

(c)                                  Requests for Non-Underwritten Shelf Takedowns.  If a Holder desires to initiate an offering or sale of all or part of such Holder’s Registrable Securities that does not constitute an Underwritten Shelf Takedown (a “Non-Underwritten Shelf Takedown”), such Holder shall so indicate in a written request delivered to the Company no later than two Business Days (or in the event any amendment or supplement to the Shelf is necessary, no later than five Business Days) prior to the expected date of such Non-Underwritten Shelf Takedown, which request shall include (i) the total number of Registrable Securities expected to be offered and sold in such Non-Underwritten Shelf Takedown, (ii) the expected plan of distribution of such Non-Underwritten Shelf Takedown and (iii) the action or actions required (including the timing thereof) in connection with such Non-Underwritten Shelf Takedown (including the delivery of one or more stock certificates representing shares of Registrable Securities to be sold in such Non-Underwritten Shelf Takedown), and, to the extent necessary, the Company shall file and effect an amendment or supplement to its Shelf for such purpose as soon as practicable; provided, however, that the Company shall not be required to file an amendment or supplement to its Shelf within 30 days of a previous amendment or supplement with respect to a Non-Underwritten Shelf Takedown.  For the avoidance of doubt, unless otherwise agreed to by the requesting selling Holder, no other Holder shall have the right to participate in a Non-Underwritten Shelf Takedown.

(d)                                 Demand Notices.  All requests (a “Demand”) for Underwritten Shelf Takedowns shall be made by the Holder making such request (the “Demand Holder”) by giving written notice to the Company (the “Demand Notice”).  Each Demand Notice shall specify the approximate number of Registrable Securities to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown.  Within five Business Days after receipt of any Demand Notice, the Company shall send written notice of such requested Underwritten Shelf Takedown to all other Holders of Registrable Securities (the “Company Notice”) and, subject to the provisions of Section 1(e) below, shall include in such Underwritten Shelf Takedown all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 7 Business Days after sending the Company Notice.

(e)                                  Priority on Underwritten Shelf Takedowns.  The Company shall not include in any Underwritten Shelf Takedown any securities which are not Registrable Securities without the prior written consent of the Holders of a majority of the Registrable Securities requested to be included in the Underwritten Shelf Takedown.  If the managing underwriters for such Underwritten Shelf Takedown advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, Other Securities requested to be included in such Underwritten Shelf Takedown exceeds the number of Registrable Securities and Other Securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Registrable Securities requested to be included in the Underwritten Shelf Takedown, the Company shall include in such Underwritten Shelf Takedown the number of Registrable Securities which can be so sold in the following order of priority:  (i) first, the Registrable Securities requested to be included in such Underwritten Shelf Takedown by the Holders, which in the opinion of such underwriter can be sold in an orderly manner within the price range of such offering, pro rata among the respective Holders of such Registrable Securities on the basis of the number of Registrable Securities held by each such Holder, and (ii) second, Other Securities, including Company Held Securities that the Company proposes to register for its own account, requested to be included in such Underwritten Shelf Takedown to the extent permitted hereunder.

(f)                                    Restrictions on Underwritten Shelf Takedowns and Use of Registration Statement.

(i)                                          The Company shall not be obligated to effect more than two Underwritten Shelf Takedowns during any period of 12 consecutive months and shall not be obligated to effect an Underwritten Shelf Takedown within 120 days after the pricing of a previous Underwritten Shelf Takedown; provided, that, if such Underwritten Shelf Takedown is terminated by any stop order, injunction, or other order of the Commission or if the conditions to closing specified in any underwriting agreement or any other agreement entered into in connection with such Underwritten Shelf Takedown are not satisfied, other than by reason of some act or omission by a Holder, such Underwritten Shelf Takedown will be deemed not to have been in effect and will not count as an Underwritten Shelf Takedown for purposes of the limitations in this Section 1(f)(i).

(ii)                                       Upon written notice to the Holders of Registrable Securities, the Company shall be entitled to suspend, for a period of time (each, a “Suspension Period”), the use of any Registration Statement or Prospectus and shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference if the Company determines in its reasonable good faith judgment that the Registration Statement or any Prospectus may contain an untrue statement of a material fact or may omit any fact necessary to make the statements in the Registration Statement or Prospectus not misleading; provided, that (A) there are no more than three Suspension Periods in any 12-month period, (B) the duration of any one Suspension Period may not exceed 60 days, (C) the duration of all Suspension Periods in any 12-month period may not exceed 90 days and (D) the Company shall use its good faith efforts to amend the Registration Statement and/or Prospectus to correct such untrue statement or omission as promptly as reasonably practicable, unless such amendment would reasonably be expected to have an adverse effect on the Company with respect to any proposal or plan of the Company to effect a merger, acquisition, disposition, financing, reorganization, recapitalization or similar transaction or any negotiations, discussions or pending proposals with respect thereto.

(g)                                 Piggyback Registration Rights.

(i)                                          In the event that the Company, including if the Company qualifies as a well-known seasoned issuer (within the meaning of Rule 405 under the Securities Act) (a “WKSI”), proposes to file (i) a prospectus supplement to an effective shelf registration statement (a “Shelf Registration Statement”), or (ii) a registration statement, other than a shelf registration statement for a delayed or continuous offering pursuant to Rule 415 under the Securities Act, in either case, for the sale of shares of New Common Stock for its own account, or for the benefit of the holders of any of its securities other than the Holders, to an underwriter on a firm commitment basis for reoffering to the public or in a “bought deal” or “registered direct offering” with one or more investment banks (collectively, a “Piggyback Takedown”), the Company shall at each such time give prompt written notice (the “Piggyback Notice”) to each Holder of the Registrable Securities of its intention to effect such Piggyback Takedown.  Upon the written request of any Holder made within 5 Business Days after receipt of the Piggyback Notice by such Holder (which request shall specify the number of Registrable Securities intended to be disposed of and the intended method of disposition of such Registrable Securities), subject to the other provisions of this Agreement, the Company shall include in such Piggyback Takedown all Registrable Securities (of the same class of New Common Stock as is proposed to be registered in the Piggyback Takedown) which the Company has been so requested to register; provided that the Company shall only be required to effect such registration with respect to any Holder if the Demand Holder has made a written request of the Company to effect a registration of Registrable Securities in accordance with this sentence.  Notwithstanding anything to the contrary contained in this Section 1(g), the Company shall not be required to proceed with any Piggyback Takedown incidental to the registration of any of its securities on Forms S-4 or S-8 (or any similar or successor form providing for the registration of securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans) or any other form that would not be available for registration of Registrable Securities.

(ii)                                       Determination Not to Effect Registration.  If at any time after giving such Piggyback Notice and prior to the effective date of the registration statement filed in connection with such registration the Company shall decide (including the withdrawal by the Demand Holder exercising a Demand) not to proceed with any Piggyback Takedown, the Company may, at its election, give written notice of such determination to the selling Holders and thereupon the Company shall be relieved of its obligation to proceed with any Piggyback Takedown, without prejudice, however, to the right of the Demand Holder (or any Person to whom a Demand Holder has transferred Registrable Securities together with the right to participate in the exercise of Demands pursuant to Section 1(d) and/or participate in a Piggyback Takedown), immediately to request that such registration be effected as a registration under Section 1 to the extent permitted thereunder.

(iii)                                    Priority on Primary Piggyback Takedowns.  If a Piggyback Takedown is to be an underwritten registration on behalf of the Company, and the lead underwriter or managing underwriter advises the Company in writing that, the number of Other Securities and Registrable Securities requested to be included in such Piggyback Takedown exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, in its sole discretion, the Company shall include in such Piggyback Takedown the number of Registrable Securities which can be sold in the following order of priority: (a) first, all Company Held Securities; (b) second, the Registrable Securities requested to be included in such Piggyback Takedown pursuant to this Section 1(g) and the terms of any other registration rights agreement to which the Company is a party that can be sold without having the adverse effect referred to above, pro rata among the respective Holders of such

Registrable Securities on the basis of the number of Registrable Securities held by such Holder; and (c) third, Other Securities requested to be included in such Piggyback Takedown pursuant to this Section 1(g) and the terms of any other registration rights agreement to which the Company is a party that can be sold without having the adverse effect referred to above, pro rata on the basis of the relative number of such Other Securities owned by the Persons requesting to be included in such Piggyback Takedown.

(iv)                                   Priority in Secondary Piggyback Takedowns.  If a Piggyback Takedown is to be an underwritten registration other than on behalf of the Company, and the lead underwriter or managing underwriter advises the Persons participating in such Piggyback Takedown that, in such firm’s good faith view, the number of Registrable Securities and Other Securities requested to be included in such Piggyback Takedown exceeds the number which can be sold in such offering without being likely to have a significant adverse effect upon the price, timing or distribution of the offering and sale of the Registrable Securities and Other Securities then contemplated, the Company shall include in such Piggyback Takedown the number of Registrable Securities which can be sold in the following order of priority: (A) first, the Registrable Securities requested to be included in such Piggyback Takedown by the Holders, which in the opinion of the managing underwriter can be sold in an orderly manner within the price range of such Piggyback Takedown, pro rata among the respective Holders of such Registrable Securities on the basis of the total number of Registrable Securities held by each such Holder; (B) second, Other Securities (other than Company Held Securities) that are requested to be included in such Piggyback Takedown pursuant to this Section 1(g) and the terms of any other registration rights agreement to which the Company is a party that can be sold without having the adverse effect referred to above, pro rata on the basis of the relative number of such Other Securities owned by the Persons seeking to be included in such Piggyback Takedown; and (C) third, Company Held Securities.

(v)                                      Expiration.  Notwithstanding any other provision of this Agreement, the right of any Holder to participate in a Piggyback Takedown shall expire at the earlier of (x) the five-year anniversary of the Shelf or (y) such time as all Registrable Securities held by such Holder are eligible to be sold to the public pursuant to Rule 144(b)(1) under the Securities Act without limitations with respect to the volume or manner of sale restrictions set forth therein.

(h)                                 Selection of Underwriters.  The Holders of a majority of the Registrable Securities requested to be included in an Underwritten Shelf Takedown shall have the right to select the investment banker(s) and manager(s) to administer the offering (which shall consist of one or more reputable, nationally recognized investment banks), subject to the Company’s approval, which shall not be unreasonably withheld, conditioned or delayed.

(i)                                     Automatic Shelf Registration.  Upon the Company becoming a Well-Known Seasoned Issuer, (i) the Company shall give written notice to all of the Holders as promptly as practicable, but in no event later than 10 Business Days thereafter, and such notice shall describe, in reasonable detail, the basis on which the Company has become a Well-Known Seasoned Issuer, and (ii) the Company shall, as promptly as practicable, register, under an Automatic Shelf Registration Statement, the sale of all of the Registrable Securities in accordance with the terms of this Agreement.  The Company shall use its commercially reasonable efforts to file such Automatic Shelf Registration Statement as promptly as practicable and to cause such Automatic Shelf Registration Statement to remain effective thereafter until the date on which all Registrable Securities have been sold pursuant to the Automatic Shelf Registration Statement or have otherwise ceased to be Registrable Securities; provided that if no Holder (taken together with its Affiliates) holds more than 10% of the then outstanding New Common Stock, the Company shall only be obligated to maintain the effectiveness of the Automatic Shelf Registration Statement until the five-year anniversary of the effective date of the Shelf.  The Company shall give written notice of filing such Automatic Shelf Registration Statement to all of the Holders as promptly as practicable thereafter.  If at any time after the filing of an Automatic Shelf Registration Statement by the Company the Company is no longer a Well-Known Seasoned Issuer (the “Determination Date”), the Company shall, within 10 Business Days after such Determination Date, (A) give written notice thereof to all of the Holders and (B) file a Registration Statement on an appropriate form (or a post-effective amendment converting the Automatic Shelf Registration Statement to an appropriate form) covering all of the Registrable Securities, and use its commercially reasonable efforts to have such Registration Statement declared effective as promptly as practicable after the date the Automatic Shelf Registration Statement is no longer useable by the Holders to sell their Registrable Securities.

(j)                                     Additional Selling Stockholders and Additional Registrable Securities.

(i)                                          If the Company is not a Well-Known Seasoned Issuer, as soon as reasonably practicable and, in any event, within 45 Business Days after a written request by one or more Holders of Registrable Securities to register for resale any additional Registrable Securities owned by such Holders, the Company shall file a Registration Statement substantially similar to the Shelf then effective, if any (each, a “Follow-On Shelf”), to register for resale such Registrable Securities.  The Company shall give written notice (the “Follow-On Registration Notice”) of the filing of the Follow-On Shelf at least 20 Business Days prior to filing the Follow-On Shelf to all Holders of Registrable Securities whose Registrable Securities are not already the subject of a Shelf and shall include in such Follow-On Shelf all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 Business Days after sending the Follow-On Registration Notice.  Notwithstanding the foregoing, the Company shall not be required to file a Follow-On Shelf (x) if the aggregate amount of Registrable Securities requested to be registered on such Follow-On Shelf by all Holders that have not yet been registered represent less than 1% of the then issued and outstanding New Common Stock or (y) if the Company has filed a Follow-On Shelf in the prior 120 days.  The Company shall use its commercially reasonable efforts to cause such Follow-On Shelf to be declared effective as promptly as practicable and in any event within 60 days of filing such Follow-On Shelf.  Any Registrable Securities requested to be registered pursuant to this Section 1(h)(i) that have not been registered on a Shelf at the time the Follow-On Shelf is filed shall be registered pursuant to such Follow-On Shelf.

(ii)                                       If the Company is a Well-Known Seasoned Issuer, within 10 Business Days after a written request by one or more Holders of Registrable Securities to register for resale any additional Registrable Securities owned by such Holders, the Company shall make all necessary filings to include such Registrable Securities in the Automatic Shelf Registration Statement filed pursuant to Section 1(i).

(iii)                                    If a Form S-3 Shelf or Automatic Shelf Registration Statement is effective, within 10 Business Days after written request therefor by a Holder of Registrable Securities, the Company shall file a Prospectus supplement or current report on Form 8-K to add such Holder as a selling stockholder in such Form S-3 Shelf or Automatic Shelf Registration Statement to the extent permitted under the rules and regulations promulgated by the Commission.

(k)                                  Other Registration Rights.  The Company shall not grant to any Person the right (other than as expressly contemplated by the Plan or as set forth herein and except with respect to registrations on Form S-8 and with respect to registrations on Form S-4 (or any successor forms thereto)), to request the Company to register any securities of the Company, except such rights as are: (i) not more favorable than or inconsistent with the rights granted to the Holders and (ii) that do not adversely affect the rights or priorities of the Holders of Registrable Securities set forth herein.

Section 2.  Holdback Agreements.

(a)                                  Holders of Registrable Securities.  In connection with any Underwritten Shelf Takedown or other underwritten public offering of equity securities by the Company (a “Company Underwritten Offering”), if requested by the managing underwriter for such offering, each Holder who Beneficially Owns 5% or more of the outstanding shares of New Common Stock and any other Holder participating in such offering agrees to enter into a lock-up agreement containing customary restrictions on transfers of equity securities of the Company (except with respect to such securities as are proposed to be offered pursuant to the Underwritten Shelf Takedown or underwritten public equity offering) or any securities convertible into or exchangeable or exercisable for such securities (including, for the avoidance of doubt, the Warrants), without prior written consent from the Company, during the seven day period prior to and the 90 day period beginning on the date of pricing of such Underwritten Shelf Takedown (subject to extension in connection with any earnings release or other release of material information pursuant to FINRA Rule 2711(f) to the extent applicable) (the “Lock-Up Period”); provided, that the Holders shall not be subject to the provisions hereof unless the Company’s directors, officers, Holders who Beneficially Own 5% or more of the outstanding shares of New Common Stock and any other Holders participating in such offering shall have signed lock-up agreements containing substantially similar terms with the managing underwriter and if any such Person shall be subject to a shorter lock-up period, receives more advantageous terms relating to the Lock-Up Period or receives a waiver of its lock-up period from the Company or an underwriter, then the Lock-Up Period shall be such shorter period, on such more advantageous terms and shall receive the benefit of such waiver; provided, further, that nothing herein will prevent (i)(a) any Holder that is a partnership, limited liability company or corporation from making a distribution of Registrable Securities to the partners, members or stockholders thereof, (b) the transfer by a Holder that is an investment advisor managing a separately managed account to the owner of the separately managed account, or (c) a transfer to an Affiliate that is otherwise in compliance with the applicable securities laws, so long as such distributees or transferees agree to be bound by the restrictions set forth in this Section 2(a), (ii) the exercise, exchange or conversion of any security exercisable or exchangeable for, or convertible into, New Common Stock, provided the New Common Stock issued upon such exercise or conversion shall be subject to the restrictions set forth in this Section 2(a), or (iii) any Holder from continuing market-making or other trading activities as a broker-dealer in the ordinary course of business; provided, further, that there shall be a period of at least 30 days between the end of any Lock-Up Period and the pricing date of any subsequent Company Underwritten Offering.  If requested by the managing underwriter, each Holder agrees to execute a lock-up agreement in favor of the Company’s underwriters to such effect and, in any event, that the Company’s underwriters in any relevant Underwritten Shelf Takedown shall be third party beneficiaries of this Section 2(a).  The provisions of this Section 2(a) will no longer apply to a Holder once such Holder ceases to hold Registrable Securities.

(b)                                 The Company.  In connection with any Underwritten Shelf Takedown, the Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-8 or Form S-4  under the Securities Act or any similar or successor form providing for the registration of securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans), during the seven day period prior to and the 90 day period beginning on the date of pricing of such Underwritten Shelf Takedown (subject to extension in connection with any earnings release or other release of material information pursuant to FINRA Rule 2711(f) to the extent applicable).

Section 3.  Company Undertakings.Whenever Registrable Securities are registered pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities as soon as reasonably practicable in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a)                                  before filing a Registration Statement or Prospectus, any amendments or supplements thereto or any Issuer Free Writing Prospectus, at the Company’s expense, furnish to Counsel to the Holders copies of all such documents, other than documents that are incorporated by reference, proposed to be filed and such other documents reasonably requested by the Holders and provide a reasonable opportunity for review and comment on such documents by Counsel to the Holders;

(b)                                 notify each Holder of Registrable Securities of the effectiveness of each Registration Statement and prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until the date on which all Registrable Securities have been sold pursuant to the Registration Statement or have otherwise ceased to be Registrable Securities (provided that if no Holder (taken together with its Affiliates) Beneficially Owns more than 10% of the then outstanding New Common Stock, the Company shall only be obligated to maintain the effectiveness of each such Registration Statement until the five-year anniversary of the effective date of the Shelf), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(c)                                  refrain from naming any Holder as an underwriter in a registration statement, without first obtaining such Holder’s written consent;

(d)                                 furnish to each seller of Registrable Securities, and the managing underwriters (if any), without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any Issuer Free Writing Prospectus)), all exhibits and other documents filed therewith and such other documents as such seller or such managing underwriters (if any) may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such seller, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the Commission or any other governmental authority relating to such offer;

(e)                                  (i) register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests, (ii) keep such registration or qualification in effect for so long as the applicable Registration Statement remains in effect, and (iii) use its commercially reasonable efforts to do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction);

(f)                                    notify each seller of such Registrable Securities, Counsel to the Holders and the managing underwriters (if any) (i) at any time when a Prospectus relating to the applicable Registration Statement is required to be delivered under the Securities Act, (A) promptly upon discovery that, or upon the happening of any event as a result of which, such Registration Statement, or the Prospectus or Free Writing Prospectus relating to such Registration Statement, or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement or the Prospectus or Free Writing Prospectus relating thereto not misleading or otherwise requires the making of any changes in such Registration Statement, Prospectus, Free Writing Prospectus or document, and, at the request of any such seller and subject to Section 1(e)(ii) hereof, the Company shall promptly prepare a supplement or amendment to such Prospectus or Free Writing Prospectus, furnish a reasonable number of copies of such supplement or amendment to each seller of such Registrable Securities, Counsel to the Holders and the managing underwriters (if any) and file such supplement or amendment with the Commission so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus or Free Writing Prospectus as so amended or supplemented shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, (B) promptly if the Company becomes aware of any request by the Commission or any Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or Free Writing Prospectus covering Registrable Securities or for additional information relating thereto, (C) promptly if the Company becomes aware of the issuance or threatened issuance by the Commission of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable Securities (and use its commercially reasonable efforts to obtain the lifting of any such stop order as soon as reasonably practicable) or (D) promptly upon the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Security for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (ii) when each such Registration Statement or any amendment thereto has been filed with the Commission and when each Registration Statement or the related Prospectus or Free Writing Prospectus or any Prospectus supplement or any post-effective amendment thereto has become effective;

(g)                                 use its commercially reasonable efforts to cause all such Registrable Securities (i) if the New Common Stock is then listed on a securities exchange, to continue to be so listed, (ii) if the New Common Stock is not then listed on a securities exchange, to, as promptly as practicable (subject to the limitations set forth in the Plan) be listed on the NYSE or NASDAQ (or any other national securities exchange), and (iii) to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of the Registrable Securities;

(h)                                 provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities no later than the effective date of the applicable Registration Statement;

(i)                                     enter into and perform under such customary agreements (including underwriting agreements in customary form, including customary representations and warranties and provisions with respect to indemnification and contribution) and take such other actions as may be reasonably requested by the selling Holders or the managing underwriter, if any, to complete the offer for sale or disposition of the Registrable Securities;

(j)                                     (A) subject to each selling Holder to whom a “comfort” letter is addressed providing a customary representation letter to the independent registered public accounting firm of the Company in form and substance reasonably satisfactory to such accountants, use its commercially reasonable efforts to obtain customary “comfort” letters from such accountants (to the extent deliverable in accordance with their professional standards) addressed to such selling Holder (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accountants) and the managing underwriter, if any, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings; (B) use its commercially reasonable efforts to obtain opinions of counsel to the Company (such counsel being reasonably satisfactory to the managing underwriter, if any) and updates thereof covering matters customarily covered in opinions of counsel in connection with underwritten offerings, addressed to each selling Holder and the managing underwriter, if any, provided, that the delivery of any “10b-5 statement” may be conditioned on the prior or concurrent delivery of a “comfort” letter pursuant to subsection (A) above; and (C) provide officers’ certificates and other customary closing documents customarily delivered in connection with underwritten offerings and reasonably requested by the managing underwriter, if any; provided, that the Company shall only be required to comply with this clause (j)  in connection with, (x) the initial effective date of the first Shelf filed pursuant to Section 1(a) and (y) an Underwritten Shelf Takedown;

(k)                                  provide reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and other informational meetings organized by the underwriters, if any, with all out-of-pocket costs and expenses incurred by the Company or such officers in connection with such attendance to be paid by the Company;

(l)                                     upon reasonable notice and during normal business hours, make available for inspection and copying by any Holder of Registrable Securities, Counsel to the Holders, any underwriter participating in any disposition pursuant to a Registration Statement or Underwritten Shelf Takedown, and any underwriter’s counsel, as applicable, all financial and other records and pertinent corporate documents of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information and participate in any due diligence sessions reasonably requested by any such Holder, Counsel to the Holders, underwriter or underwriter’s counsel in connection with such Registration Statement or Underwritten Shelf Takedown, as applicable;

(m)                               permit any Holder of Registrable Securities, Counsel to the Holders, any underwriter participating in any disposition pursuant to a Registration Statement, and any other attorney, accountant or other agent retained by such Holder of Registrable Securities or underwriter, to participate (including, but not limited to, reviewing, commenting on and attending all meetings) in the preparation of such Registration Statement and any Prospectus supplements relating to a Underwritten Shelf Takedown, if applicable;

(n)                                 in the event of the issuance or threatened issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any New Common Stock included in such Registration Statement for sale in any jurisdiction, the Company shall use its commercially reasonable efforts promptly to (i) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of such order and (ii) obtain the withdrawal of any order suspending or preventing the use of any related Prospectus or Free Writing Prospectus or suspending qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction at the earliest practicable date;

(o)                                 with respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of”

(as defined in Rule 159A(b) promulgated under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of the Holders of a majority of the Registrable Securities that are being sold pursuant to such Free Writing Prospectus, which Free Writing Prospectuses or other materials shall be subject to the review of Counsel to the Holders; provided, however, the Company shall not be responsible or liable for any breach by a Holder that has not obtained the prior written consent of the Company pursuant to Section 12(o);

(p)                                 provide a CUSIP number for the Registrable Securities prior to the effective date of the first Registration Statement including Registrable Securities;

(q)                                 promptly notify in writing the Holders, the sales or placement agent, if any, therefor and the managing underwriters (if any) of the securities being sold, (i) when such Registration Statement or related Prospectus or Free Writing Prospectus or any Prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to any such Registration Statement or any post-effective amendment, when the same has become effective and (ii) of any written comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto;

(r)                                    (i) prepare and file with the Commission such amendments and supplements to each Registration Statement as may be necessary to comply with the provisions of the Securities Act, including post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder and if applicable, file any Registration Statements pursuant to Rule 462(b) promulgated under the Securities Act; (ii) cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) comply with the provisions of the Securities Act and the Exchange Act and any applicable securities exchange or other recognized trading market with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; and (iv) provide additional information related to each Registration Statement as requested by, and obtain any required approval necessary from, the Commission or any Federal or state governmental authority;

(s)                                  provide officers’ certificates and other customary closing documents;

(t)                                    cooperate with each Holder of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and underwriters’ counsel in connection with any filings required to be made with FINRA;

(u)                                 within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby);

(v)                                 if requested by any participating Holder of Registrable Securities or the managing underwriters (if any), promptly include in a Prospectus supplement or amendment such information as the Holder or managing underwriters (if any) may reasonably request relating to the intended method of distribution of such securities, and make all required filings of such Prospectus supplement or such amendment as soon as reasonably practicable after the Company has received such request;

(w)                               in the case of certificated Registrable Securities, if any, cooperate with the participating Holders of Registrable Securities and the managing underwriters (if any) to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations satisfactory to the Company from each participating Holder that the Registrable Securities represented by the certificates so delivered by such Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the Holders or managing underwriters (if any) may reasonably request at least two Business Days prior to any sale of Registrable Securities; and use its commercially reasonable efforts to take all other actions necessary to effect the registration and sale of the Registrable Securities contemplated hereby; and

(x)                                   use its commercially reasonable efforts to take all other actions necessary or customarily taken by issuers to effect the registration of and its commercially reasonable efforts to take all other actions necessary to effect the sale of, the Registrable Securities contemplated hereby.

Section 4.  Registration Expenses.All Registration Expenses shall be borne by the Company.  All Selling Expenses relating to Registrable Securities registered shall be borne by the Holders of such Registrable Securities pro rata on the basis of the number of Registrable Securities sold.

Section 5.  Indemnification; Contribution. The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, the Affiliates, directors, officers, employees, members, managers and agents of each such Holder and each Person who controls any such Holder within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, expenses and actions to which they or any of them may become subject insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or the Disclosure Package, or any preliminary, final or summary Prospectus or Free Writing Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Disclosure Package, or any preliminary, final or summary Prospectus or Free Writing Prospectus included in any such Registration Statement (in light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, expense or action (whether or not the indemnified party is a party to any proceeding); provided, however, that the Company will not be liable in any case to the extent that any such loss, claim, damage, liability or expense arises (i) out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein including, without limitation, any notice and questionnaire, or (ii) out of sales of Registrable Securities made during a Suspension Period after notice is given pursuant to Section 1(f)(ii) hereof.  This indemnity clause will be in addition to any liability which the Company may otherwise have.

(b)                                 Each Holder severally (and not jointly) agrees to indemnify and hold harmless the Company and each of its Affiliates, directors, employees, members, managers and agents and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages or liabilities to which they or any of them may become subject insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or in the Disclosure Package or any Holder Free Writing Prospectus, preliminary, final or summary Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Disclosure Package, or any preliminary, final or summary Prospectus or Free Writing Prospectus included in any such Registration Statement, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that any such untrue statement or alleged untrue statement or omission or alleged omission is contained in any written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion therein; provided, however, that the total amount to be indemnified by such Holder pursuant to this Section 5(b) shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions) received by such Holder in the offering to which such Registration Statement, Disclosure Package, Prospectus or Holder Free Writing Prospectus relates.  This indemnity clause will be in addition to any liability which any such Holder may otherwise have.

(c)                                  Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent such action and such failure results in material prejudice to the indemnifying party and forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, except as provided in the next sentence, after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof.  Notwithstanding the indemnifying party’s rights in the prior sentence, the indemnified party shall have the right to employ its own counsel (and one local counsel), but the indemnified party shall bear the reasonable fees, costs and expenses of such separate counsel unless (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would be inappropriate due to a conflict of interest in the reasonable judgment of the indemnified party; (ii) the indemnifying party shall authorize the indemnified party in writing to employ separate counsel at the expense of the indemnifying party; provided, however, in the event that there are multiple indemnified parties, such indemnified parties shall in no case be entitled to more than two counsels; or (iii) the indemnifying party has failed to assume defense of such action within a reasonable time following notice from the indemnified party.  No indemnifying party shall, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general circumstances or allegations, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties unless the use of only one firm of attorneys would be inappropriate due to a conflict of interest in the reasonable judgment of the indemnified party.  An indemnifying party shall not be liable under this Section 5 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to in writing by such indemnifying party.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement or compromise if any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement or compromise includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)                                 In the event that the indemnity provided in Section 5(a) or Section 5(b) above is held by a court of competent jurisdiction to be unavailable to or insufficient to hold harmless an indemnified party with respect to any loss, claim, damage, liability, expense or action referred to herein, then each applicable indemnifying party agrees to contribute to the aggregate losses, claims, damages and liabilities (including, without limitation, legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which such indemnifying party may be subject in such proportion as is appropriate to reflect the relative benefits received from the offering of the New Common Stock, as applicable, and relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefit received by the Company shall be deemed to be equal to the total value received or proposed to be received (after deducting expenses) by the Company pursuant to the sale of New Common Stock in an offering, if any.  The relative benefit received by the Holders shall be deemed to be equal to the value of having the Registrable Securities registered under the Securities Act.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation (even if the Holders of Registrable Securities or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 5(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 5(d), no Person guilty of fraud or fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraud or fraudulent misrepresentation.  For purposes of this Section 5, each Person who controls any Holder of Registrable Securities, agent or underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of any such Holder, agent or underwriter shall have the same rights to contribution as such Holder, agent or underwriter, and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 5(d).

(e)                                  The provisions of this Section 5 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder of Registrable Securities or the Company or any of the officers, directors or controlling Persons referred to in this Section 5, and will survive the transfer of Registrable Securities.

Section 6.  Participation in Underwritten Offering/Sale of Registrable Securities.

(a)                                  It shall be a condition precedent to the obligations of the Company to include Registrable Securities of any Holder in any Registration Statement or Prospectus, as the case may be, that such Holder shall timely furnish to the Company (as a condition precedent to such Holder’s participation in such registration) its Selling Holder Information in accordance with the terms hereof.  Each selling Holder shall timely provide the Company with such information as may be reasonably requested to enable the Company to prepare a supplement or post-effective amendment to any Shelf Registration or a supplement to any Prospectus relating to such Shelf Registration.

(b)                                 No Person may participate in any underwritten offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements in customary form entered into pursuant to this Agreement and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

(c)                                  Each Person that has securities registered on a Registration Statement filed hereunder agrees that, upon receipt of any notice contemplated in Section 1(f)(ii), such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the applicable Registration Statement.

Section 7.  Private Sale and Legends.  (a) Except as provided in Section 2, the Company agrees that nothing in this Agreement shall prohibit the Holders, at any time and from time to time, from selling or otherwise transferring Registrable Securities pursuant to a private sale or other transaction which is not registered pursuant to the Securities Act.

(b)                                 At the request of a Holder and to the extent the Registrable Securities are certificated, the Company shall remove from each certificate evidencing Registrable Securities, any legend if the Company is reasonably satisfied (based upon an opinion of counsel or, in the case of a Holder that is not an Affiliate of the Company proposing to transfer such securities pursuant to Rule 144(b)(1) of the Securities Act, other evidence) that the securities evidenced thereby may be publicly sold without registration under the Securities Act.

Section 8.  Rule 144 and Rule 144A; Other Exemptions.With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the Commission that may at any time permit a Holder of Registrable Securities to sell securities of the Company to the public without registration, the Company covenants that it will (i) use its commercially reasonable efforts to file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder and (ii) make available information necessary to comply with Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 and Rule 144A promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rules may be amended from time to time or (y) any other rules or regulations now existing or hereafter adopted by the Commission. Notwithstanding the foregoing, the parties to this Agreement hereby acknowledge and agree that failure by the Company to timely file: (i) its quarterly report on Form 10-Q of for the third quarter of 2012, (ii) its annual report on Form 10-K for the fiscal year ended December 31, 2012 and (iii) the amendment, if any, to include financial information pursuant to Rule 3-05 of Regulation S-K with respect to the periodic report on Form 8-K of the Company and Dynegy Holdings, LLC, filed on June 11, 2012, in each case, shall not be and shall not be deemed to be, a violation of the provisions of this Section 8.

Section 9.  Transfer of Registration Rights.The rights of a Holder hereunder may be transferred, assigned, or otherwise conveyed on a pro rata basis in connection with any transfer, assignment, or other conveyance of Registrable Securities to any transferee or assignee; provided that all of the following additional conditions are satisfied: (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement by delivering to the Company a duly executed joinder agreement in the form attached hereto as Exhibit A; and (c) the Company is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned.

Section 10.  Joinder.  Any Person may acquire the rights and obligations of a Holder hereunder if it (taken together with its Affiliates) demonstrates that it Beneficially Owns

10% of the Registrable Securities and agrees in writing to become subject to the terms of this Agreement as a Holder by delivering to the Company a duly executed joinder agreement in the form attached hereto as Exhibit A.

Section 11.  Amendment, Modification and Waivers; Further Assurances.

(a)                                  Amendment.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and the other parties to this Agreement.

(b)                                 Effect of Waiver.  No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure of any party to enforce any provision hereof operate or be construed as a waiver of such provision or of any other provision hereof and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.  No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

(c)                                  Further Assurances.  Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

Section 12.  Miscellaneous; Remedies; Specific Performance.

(a)                                  Specific Performance.  Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor.  The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for, and obtain from any such court, specific performance and/or injunctive relief (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement and shall not be required to prove irreparable injury to such party or that such party does not have an adequate remedy at law with respect to any breach of this Agreement (each of which elements the parties admit).  The parties hereto further agree and acknowledge that each and every obligation applicable to it contained in this Agreement shall be specifically enforceable against it and hereby waives and agrees not to assert any defenses against an action for specific performance of their respective obligations hereunder.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies available under this Agreement or otherwise.

(b)                                 Successors and Assigns.  All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including any trustee in bankruptcy) whether so expressed or not.  In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or Holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent Holder of Registrable Securities.  No assignment or delegation of this Agreement by the Company, or any of the Company’s rights, interests or obligations hereunder, shall be effective against any Holder without the prior written consent of such Holder.

(c)                                  Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without prohibiting or invalidating the remainder of this Agreement.

(d)                                 Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(e)                                  Descriptive Headings; Interpretation; No Strict Construction.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.  Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa.  Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof.  The words “include,” “includes” or “including” in this Agreement shall be deemed to be followed by “without limitation.”  The use of the words “or,” “either” or “any” shall not be exclusive.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor thereto in effect at the time.  All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successors thereto from time to time.

(f)                                    Governing Law.  This Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) to the extent such rules or provisions would cause the application of the laws of any jurisdiction other than the State of New York.

(g)                                 Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) telecopied or sent by facsimile to the recipient, or (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid).  Such notices, demands and other communications shall be sent to the Company at the address set forth below and to any Holder of Registrable Securities at the address set forth on the signature page hereto, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.  The Company’s address is:

Dynegy Inc.
601 Travis — 14th Floor
Houston, Texas 77002
Facsimile:                                          (713) 767-5181
Attention:                                       Chief Financial Officer

with copies (which shall not constitute notice) to:

White & Case LLP
Southeast Financial Center

200 South Biscayne Boulevard

Suite 4900

Miami, Florida 33131
Facsimile:  (305) 358-5744
Attention:  Thomas E. Lauria

and

White & Case LLP
1155 Avenue of the Americas
New York, New York 10036
Facsimile:  (212) 354-8113
Attention:  David Johansen

Gregory Pryor

If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

(h)                                 Delivery by Facsimile.  This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other electronic means, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or, thereto shall reexecute original forms thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(i)                                     Waiver of Jury Trial.  Each of the parties to this Agreement hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims and all other common law and statutory claims.  Each party hereto acknowledges that this waiver is a material inducement to enter into this Agreement, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings.  Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 12(i) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

(j)                                     Arm’s Length Agreement.  Each of the parties to this Agreement agrees and acknowledges that this Agreement has been negotiated in good faith, at arm’s length, and not by any means prohibited by law.

(k)                                  Sophisticated Parties; Advice of Counsel.  Each of the parties to this Agreement specifically acknowledges that (i) it is a knowledgeable, informed, sophisticated Person capable of understanding and evaluating the provisions set forth in this Agreement and (ii) it has been fully advised and represented by legal counsel of its own independent selection and has relied wholly upon its independent judgment and the advice of such counsel in negotiating and entering into this Agreement.

(l)                                     Entire Agreement.  This Agreement, together with the schedules and exhibits attached hereto, and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(m)                               Attorneys’ Fees.  In the event of litigation or other proceedings in connection with or related to this Agreement, the prevailing party in such litigation or proceeding shall be entitled to reimbursement from the opposing party of all reasonable expenses, including, without limitation, reasonable attorneys’ fees and expenses of investigation in connection with such litigation or proceeding.

(n)                                 Certification.  Within 10 Business Days following receipt of a written request from the Company by any Holder (which request shall not be made more than twice in any calendar year), such Holder shall certify to the Company that such Holder continues to hold

Registrable Securities (the “Certification”).  If a Holder fails to provide the Certification within the 10 Business Day period referred to in the immediately preceding sentence, the Company reserves the right, in its sole discretion, to remove such Holder’s Registrable Securities from a Registration Statement.

(o)                                 Free Writing Prospectus Consent.  No Holder shall use a Holder Free Writing Prospectus without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

(p)                                 No Required Sale.  Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.

(q)                                 Termination.  The obligations of the Company and of any Holder, other than those obligations contained in Section 5, shall terminate with respect to the Company and such Holder as soon as such Holder no longer holds any Registrable Securities.

(r)                                    No Third-Party Beneficiaries or Other Right.  Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder or any remedies hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto; provided, however, that the Affiliates, directors, officers, employees, members, managers and agents of each indemnified party and each Person who controls any such indemnified party within the meaning of either the Securities Act or the Exchange Act are intended third-party beneficiaries of Section 5 and shall have the right, power, and authority to enforce the provisions thereof as though they were a party hereto.

Section 13.  Definitions.”Affiliate” of any particular Person means any other Person directly or indirectly controlling, controlled by or under common control with such particular Person.

“Agreement” has the meaning specified in the first paragraph hereof.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Beneficial Ownership” and terms of similar import shall be as defined under and determined pursuant to Rule 13d-3 promulgated under the Exchange Act.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

“Certification” has the meaning specified in Section 12(n).

“Commission” means the United States Securities and Exchange Commission or any successor governmental agency.

“Company” has the meaning specified in the first paragraph hereof.

“Company Held Securities” means Other Securities sought to be included in a registration for the Company’s account.

“Company Notice” has the meaning specified in Section 1(d).

“Company Underwritten Offering” has the meaning specified in Section 2(a).

“control” (including the terms “controlling,” “controlled by” and “under common control with”) means, unless otherwise noted, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise.

“Counsel to the Holders” means, one counsel (and one local counsel) selected from time to time by the Holders of a majority of the Registrable Securities.

“Demand” has the meaning specified in Section 1(d).

“Demand Holder” has the meaning specified in Section 1(d).

“Demand Notice” has the meaning specified in Section 1(d).

“Determination Date” has the meaning specified in Section 1(i).

“DH” has the meaning specified in the Recitals.

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).

“Effective Date” has the meaning specified in the Recitals.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“FINRA” means the Financial Industry Regulatory Authority.

“Follow-On Registration Notice” has the meaning specified in Section 1(j)(i).

“Follow-On Shelf” has the meaning specified in Section 1(j)(i).

“Form S-1” means such form under the Securities Act, as amended from time to time by the Commission.

“Form S-3” means such form under the Securities Act, as amended from time to time by the Commission.

“Form S-3 Shelf” has the meaning specified in Section 1(a).

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Holder” and “Holders” have the meanings specified in the first paragraph hereof.

“Holder Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of the relevant Holder or used or referred to by such Holder in connection with the offering of Registrable Securities.

“Initial Shelf Effective Date” has the meaning specified in Section 1(a).

“Investors” has the meaning specified in the first paragraph hereof.

“Issuer Free Writing Prospectus” means an “issuer free writing prospectus” under Rule 433 promulgated under the Securities Act.

“Lock-Up Period” has the meaning specified in Section 2(a).

“Losses” has the meaning specified in Section 5(d).

“Merger” has the meaning specified in the Recitals.

“NASDAQ” means The NASDAQ Stock Market.

“New Common Stock” means the shares of common stock, par value $0.01 per share, of the Company issued on and after the Effective Date and any additional shares of such common stock paid, issued or distributed in respect of any such shares by way of a stock dividend, stock split or distribution, or in connection with a combination of shares, and any such security into which such New Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise.

“Non-Underwritten Shelf Takedown” has the meaning specified in Section 1(c).

“NYSE” means the New York Stock Exchange.

“Other Securities” means securities of the Company sought to be included in a registration other than Registrable Securities.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity.

“Piggyback Notice” has the meaning specified in Section 1(g)(i).

“Piggyback Takedown” has the meaning specified in Section 1(g)(i).

“Plan” has the meaning specified in the Recitals.

“Prospectus” means the prospectus used in connection with a Registration Statement and any amendments or supplements thereto.

“Registrable Securities” means, at any time, any shares of New Common Stock issued or issuable on or after the Effective Date to any Holder, including, without limitation, any New Common Stock issued pursuant to the Plan or upon the conversion, exercise or exchange, as applicable, of any other securities and/or interests, including for avoidance of doubt, any New Common Stock issued pursuant to the exercise of the Warrants and any securities paid, issued or distributed in respect of any such New Common Stock by way of stock dividend, stock split or distribution, or in connection with a combination of shares, recapitalization, reorganization, merger or consolidation, or otherwise, but excluding shares of New Common Stock acquired in the open market after the Effective Date; provided, however, that, as to any Registrable Securities, such securities shall cease to constitute Registrable Securities upon the earliest to occur of:  (w) the date on which such securities are disposed of pursuant to an effective registration statement under the Securities Act; (x) the date on which such securities are disposed of pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act; (y) with respect to the Registrable Securities held by any Holder, any time that such Holder Beneficially Owns Registrable Securities representing less than 1% of the then outstanding New Common Stock and is permitted sell such Registrable Securities under Rule 144(b)(1); and (z) the date on which such securities cease to be outstanding.  For the purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitation upon the exercise of such right), whether or not such acquisition has been effected.

“Registration Expenses” means all expenses (other than underwriting discounts and commissions) arising from or incident to the registration of Registrable Securities in compliance with this Agreement, including, without limitation, (i) Commission, stock exchange, FINRA and other registration and filing fees, (ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including, without limitation, fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any special audits or “comfort” letters required in connection with or incident to any registration), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities on the NYSE or NASDAQ (or any other national securities exchange) or the quotation of Registrable Securities on any inter-dealer quotation system, (vi) the fees and expenses incurred in connection with any road show for underwritten offerings and (vii) reasonable fees, charges and disbursements of Counsel to the Holders, including, for the avoidance of doubt, any expenses of Counsel to the Holders in connection with the filing or amendment of any Registration Statement, Prospectus or Free Writing Prospectus hereunder.

“Registration Notice” has the meaning specified in Section 1(a).

“Registration Statement” means any registration statement filed hereunder.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Selling Expenses” means the underwriting fees, discounts, selling commissions and stock transfer taxes applicable to all Registrable Securities registered by the Holders and legal expenses not included within the definition of Registration Expenses.

“Selling Holder Information” has the meaning specified in Section 1(a).

“Shelf” has the meaning specified in Section 1(a).

“Shelf Registration” means a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Registration Statement” has the meaning specified in Section 1(g)(i).

“Suspension Period” has the meaning specified in Section 1(e)(ii).

“Underwritten Shelf Takedown” has the meaning specified in Section 1(b).

“Warrants” has the meaning assigned to such term in the Plan.

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” under Rule 405 promulgated under the Securities Act.

“WKSI” has the meaning specified in Section 1(g)(i).

*   *   *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

DYNEGY INC.

By:	/s/ Catherine B. Callaway
Name: Catherine B. Callaway
Title: EVP, General Counsel & Chief Compliance Officer

Signature Page — Registration Rights Agreement

FRANKLIN ADVISORS, INC.

By:	/s/ Alex W. Peters
Name: Alex W. Peters
Title: Portfolio Manager

Address for Notices:

Facsimile:

Attention:

Signature Page — Registration Rights Agreement

EXHIBIT A

FORM OF JOINDER AGREEMENT

Ladies and Gentlemen:

Reference is made to the Registration Rights Agreement, dated as of [        ], 2012 (as such agreement may have been or may be amended from time to time) (the “Registration Rights Agreement”), by and among Dynegy Inc., a Delaware corporation (the “Company”), each of the other parties signatory thereto and any other parties identified on the signature pages of any joinder agreements substantially similar to this joinder agreement executed and delivered pursuant to Section 10 of the Registration Rights Agreement.  Capitalized terms used but not otherwise defined herein have the meanings set forth in the Registration Rights Agreement.

In consideration of the transfer to the undersigned of Registrable Securities of the Company, the undersigned represents that it is a transferee of [insert name of transferor] and agrees that, as of the date written below, the undersigned shall become a party to the Registration Rights Agreement, and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Registration Rights Agreement as though an original party thereto.

[SIGNATURE PAGE FOLLOWS]

Executed as of the                day of                                     ,           .

TRANSFEREE: [insert name of transferee]

By:
Name:
Title:

Address:

Acknowledged and agreed by:

DYNEGY INC.

By:
Name:
Title:

Signature Page — Registration Rights Agreement